Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Registration No. 333-XXXXX) of Luna Innovations Incorporated of our report dated September 22, 2005 relating to the financial statements of Luna Technologies, Inc. as of December 31, 2004 and for the year then ended appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

February 8, 2006